UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2010 (August 17, 2010)
Stanley, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33083	11-3658790

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)
3101 Wilson Boulevard, Suite 700
Arlington, Virginia 22201

(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (703) 684-1125
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
     In connection with the consummation of the Offer (as defined below), on August 17, 2010, Stanley, Inc. (the “Company”) terminated the Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 10, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, Stanley Associates, Inc., Morgan Research Corporation, Oklahoma Acquisition Corp., Techrizon, LLC, Oberon Associates, Inc., the several banks and other financial institutions and lenders from time to time party thereto and SunTrust Bank, in its capacity as administrative agent and issuing bank. The Credit Agreement provided the Company with a revolving credit facility in the amount of $241.6 million and a term loan in an aggregate principal amount equal to $34.5 million as of June 25, 2010. No early termination penalties were incurred by the Company as a result of the termination.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information contained in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the closing of the Merger (as defined below), the Company notified the New York Stock Exchange (the “NYSE”) on August 17, 2010 of the closing of the Merger and requested that the NYSE effect a trading suspension of the shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”). As a result, shares of Company Common Stock will cease trading on the NYSE as of market open on August 18, 2010 and the NYSE will file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to report that the shares of Company Common Stock are no longer listed on the NYSE.

Item 3.03.	Material Modification to the Rights of Security Holders.
     The information contained in Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.
     As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on May 7, 2010, on May 6, 2010 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among CGI Group Inc., a corporation organized under the laws of the Province of Québec, Canada (“CGI”), CGI Federal Inc., a Delaware corporation and an indirect wholly owned subsidiary of CGI (“CGI Federal”), CGI Fairfax Corporation, a Delaware corporation and a direct wholly owned subsidiary of CGI Federal (the “Offeror”) and the Company, pursuant to which the Offeror launched a tender offer to purchase all of the outstanding shares of Company Common Stock for $37.50 per share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 20, 2010 and the related Letter of Transmittal (the “Offer”). The Merger Agreement also provides that, among other things, following completion of the Offer, and subject to the satisfaction or waiver of certain conditions, the Offeror will merge with and into the Company (the “Merger”) in accordance with the Delaware General Corporation Law (the “DGCL”).
     The Offer and the withdrawal rights expired at midnight, New York City time, on August 16, 2010, at which time, based on the information provided to CGI by Computershare Investor Services Inc., the depositary for the Offer, 22,556,825 shares of Company Common Stock were tendered and not validly withdrawn prior to the expiration of the Offer, including 2,606,303 shares of Company Common Stock subject to guaranteed delivery procedures. The Offeror has accepted all tendered and not validly withdrawn shares of Company Common Stock for payment. The shares of

Company Common Stock that were tendered and not validly withdrawn represent approximately 95.2 percent of the Company’s outstanding shares.
     On August 17, 2010, following the expiration of the Offer, CGI consummated the Merger in accordance with the terms of the Merger Agreement. As contemplated by the Merger Agreement, at the effective time of the Merger on August 17, 2010 (the “Effective Time”), each share of Company Common Stock not tendered in the Offer and outstanding immediately prior to the Effective Time (other than (i) shares held by the Company as treasury stock or owned by CGI, CGI Federal and the Offeror, or their respective subsidiaries, and (ii) shares of Company Common Stock held by stockholders who had perfected their appraisal rights under Section 262 of the DGCL) was converted into the right to receive an amount in cash, without interest thereon and less any required withholding taxes, equal to $37.50 per share of Company Common Stock.
     CGI provided the Offeror with sufficient funds to purchase all shares of Company Common Stock that were validly tendered in the Offer and not validly withdrawn and provided funding for the Merger.
     Following the Merger, the Company became an indirect wholly owned subsidiary of CGI.
     For information regarding changes with respect to the directors of the Company, please see Item 5.02 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.01.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Form 8-K filed with the SEC by the Company on May 7, 2010 and is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     At the Effective Time and in accordance with the Merger Agreement, the directors of the Offeror became the directors of the Company. The new directors of the Company are James B. Peake, Donna Ryan, and George Schindler.
     At the Effective Time, each of Brian J. Clark, Scott D. Chaplin, Gregory M. Denkler, Sean M. Gallagher, Lucas J. Narel, Philip O. Nolan, and George H. Wilson were removed as officers of the Company. George Schindler, James B. Peake, Donna Ryan, Christina F. Marchione, and Scott B. Pfost were appointed as officers of the Company to serve as President, Senior Vice-President, Senior Vice-President, Vice-President and Corporate Secretary, and Treasurer, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the Effective Time of the Merger on August 17, 2010, the certificate of incorporation of the Company was amended and the by-laws of the Company were amended to be in the form of the by-laws of the Offeror immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.
     Copies of the amended and restated certificate of incorporation and by-laws of the Company are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 6, 2010, among CGI Group, Inc., CGI Federal, Inc., CGI Fairfax Corporation and Stanley, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2010)

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Stanley, Inc.

3.2	Amended and Restated Bylaws of Stanley, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY, INC.
Date: August 17, 2010	By:	/s/ George Schindler
		Name:	George Schindler
		Title:	President